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                                                                  Exhibit (e)(2)

                               GOLDMAN SACHS TRUST


                             Distribution Agreement


April 30, 1997, as amended July 27, 1999

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Dear Sirs:

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Goldman Sachs Trust (the "Trust"), an open-end
                                                      -----
management investment company organized as a business trust under the laws of the State of Delaware, and consisting of one or more separate series, has appointed you, the "Distributor," and that you shall be the exclusive
                    -----------
distributor in connection with the offering and sale of the shares of beneficial interest, par value $.001 per share (the "Shares"), corresponding to each of the
                                          ------
series of the Trust listed in Exhibit A, as the same may be supplemented from
                              ---------
time to time (each such series, a "Fund"). Each Fund may offer one or more
                                   ----
classes of its shares (each a "Class") which Classes shall have such relative rights and conditions and shall be sold in the manner set forth from time to time in the Trust's Registration Statements, as defined below. The organization, administration and policies of each Fund are described in its respective Prospectuses and SAIs (as those terms are defined below). (This letter, as amended from time to time, shall be referred to hereinafter as the "Agreement".)
                                                                    ---------

1.      Definitions. (a) The terms which follow, when used in this Agreement,
        -----------
        shall have the meanings indicated.

                "Effective Date" shall mean the date that any Registration
                 --------------
        Statement or any post-effective amendment thereto becomes effective.

                "Preliminary Prospectus" shall mean any preliminary prospectus
                 ----------------------
        relating to the Shares of a Fund or Funds or one or more Classes included in any Registration Statement or filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 497(a).

                "Prospectus" shall mean any prospectus relating to the Shares of
                 ----------
        a Fund or Funds or one or more Classes, filed with the Commission pursuant to Rule 497 or, if no filing pursuant to Rule 497 is required, the form of final prospectus relating thereto included in any Registration Statement, in each case together with any amendments or supplements thereto.

                "Registration Statement" shall mean any registration statement
                 ----------------------
        on Form N-1A relating to the Shares of a Fund, including all exhibits thereto, as of the Effective Date of the most recent post-effective amendment thereto. The registration statements of the Trust may be separately filed with the Commission according to its fixed income, equity and money market fund offerings.

                "Rule 497" refers to such rule (or any successor rule or rules)
                 --------
        under the Securities Act (as defined in Section 2 below).

                "SAI" shall mean any statement of additional information
                 ---
        relating to the Shares of a Fund or Funds or one or more Classes, filed with the Commission pursuant to Rule 497 or, if no filing pursuant to Rule 497 is required, the final statement of additional information included in any Registration Statement.

                The "Initial Acceptance Date" of any Fund shall mean the first
                     -----------------------
                date on which the Trust sells Shares of such Fund pursuant to any Registration Statement.

                References in this Agreement to "Rules and Regulations" shall be
                                                 ---------------------
        deemed to be references to such rules and regulations as then in effect, and references to this Agreement and the Fund Agreements (as defined in Section 2 below), shall be deemed to be references to such agreements as then in effect.

2.      Representations and Warranties. The Trust represents and warrants to and
        ------------------------------
        agrees with you, for
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        your benefit and the benefit of each Authorized Dealer (as defined in
        Section 3 below), as set forth below in this Section 2. Each of the representations, warranties and agreements made in this Section 2 shall be deemed made on the date hereof, on the date of any filing of any Prospectus pursuant to Rule 497 and any Effective Date after the date hereof, with the same effect as if made on each such date.

(a) The Trust meets the requirements for use of Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), the
                                                 --------------
        Investment Company Act of 1940, as amended (the "Investment Company
                                                         ------------------
        Act"), and the Rules and Regulations of the Commission under each such
        ---
        Act and in respect of said form (or of such successor form as the Commission may adopt). The Trust has filed with the Commission Registration Statements (File Number 33-17619) on Form N-1A with respect to an indefinite number of Shares of the Funds and is duly registered as an open-end management investment company. Prior to the date hereof, the Trust has filed post-effective amendments to the Registration Statements, including related Preliminary Prospectuses, for the registration under the Securities Act and the Investment Company Act of the offering and sale of the Shares of the Funds, each of which has previously been furnished to you. Each such amendment has become effective and no stop order suspending the effectiveness of any such amendment has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

(b) The Trust's notification of registration on Form N-8A (as amended) complies with the applicable requirements of the Investment Company Act and the Rules and Regulations thereunder.

(c) Each Registration Statement, Prospectus and SAI conform, and any further amendments or supplements to any Registration Statement, Prospectus or SAI will conform, in all material respects, with the Securities Act and Investment Company Act and the Rules and Regulations thereunder; the Prospectuses and the SAIs do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, on each Effective Date, the Registration Statements did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust makes no
                                --------  -------
        representations or warranties as to the information contained in or omitted from any Registration Statement, Prospectus or SAI in reliance upon and in conformity with information furnished in writing to the Trust by you (with respect to information relating solely to your role as distributor of the Shares of the Funds) expressly for use therein.

(d) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by you (with respect to information relating solely to your role as the exclusive distributor of the Shares of the Funds) expressly for use therein.

(e) The Trust has been duly created and is lawfully and validly existing as a business trust under the laws of the State of Delaware, and has, on the date hereof, and will have, on and after the date hereof, full power and authority to own its properties and conduct its business as described in each Registration Statement, Prospectus and SAI, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business.

(f) The Trust's authorized capitalization is as set forth in the Registration Statements. Issuance of the Shares of the Funds as contemplated by this Agreement and by each Prospectus and SAI has been duly and validly authorized, and the Shares of the Funds, when issued and paid for as contemplated hereby and thereby, will be fully-paid and, except as contemplated by the Prospectus and SAI, nonassessable and will conform to the description thereof contained in the corresponding Prospectus and SAI. The holders of outstanding shares of each Fund are not entitled to preemptive or other rights

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        to subscribe for the Shares of any Fund, other than as contemplated by the Prospectus and SAI relating to each Fund.

(g) This Agreement has been duly authorized, executed and delivered by the Trust.

(h) On or prior to the Initial Acceptance Date, all of the agreements described in each Prospectus and SAI relating to the Fund or Funds whose Shares are first being sold on such date (collectively, the "Fund
                                                                     ----
        Agreements") will have been duly authorized, executed and delivered by
        ----------
        the Trust, and will comply in all material respects with the Investment Company Act and the Rules and Regulations thereunder.

(i) The Fund Agreements constitute or will constitute, on and after the Initial Acceptance Date, assuming due authorization, execution and delivery by the parties thereto other than the Trust, valid and legally binding instruments, enforceable in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(j) No consent, approval, authorization or order of any court or governmental agency or body is or shall be required, as the case may be, for the consummation from time to time of the transactions contemplated by this Agreement and the Fund Agreements, except such as may be required (i) under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Investment Company Act, the
                               ------------
        Rules and Regulations under each of the foregoing or the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD")
                                                                      ----
        (any of which that were required before offers were made will have been obtained before such offers were made and all of which will have been obtained, with respect to each Fund, by the Effective Date of the post-effective amendment relating to the Fund, except for those which become required under such acts or rules or any other law or regulation after the Fund's Effective Date but that were not required before such Effective Date, all of which shall be obtained in a timely manner) or
        (ii) state securities laws of any jurisdiction in connection with the issuance, offer or redemption of the Shares of each Fund by the Trust.

(k) The operations and activities of the Trust and each Fund as contemplated by the Prospectuses and the SAIs, the performance by the Trust and each Fund of this Agreement and the Fund Agreements, the making of the offer or the sale of Shares of each Fund and consummation from time to time of such sales, the redemption of Shares of each Fund, or any other transactions contemplated herein, in the Fund Agreements, in the Prospectuses or in the SAIs, will not conflict with, result in a breach of, or constitute a default under, the declaration of trust or the Trust's By-laws or, in any material respect, the terms of any other agreement or instrument to which the Trust is a party or by which it is bound, or any order or regulation applicable to the Trust of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trust.

(l) There is not pending, or to the best knowledge of the Trust, threatened, any action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator to which the Trust is (or, to the best knowledge of the Trust, is threatened to be) a party, of a character required to be described in any Registration Statement, Prospectus or SAI which is not described as required.

(m) There is no contract or other document of a character required to be described in any Registration Statement, Prospectus or SAI, or to be filed as an exhibit, which is not described or filed as required.

(n) Except as stated or contemplated in the Registration Statements, Prospectuses and SAIs, (i) the Trust has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, whether or not in the ordinary course of business, that are material to the Trust, (ii) there has not been any material adverse change, or, any development involving a prospective material adverse change, in the condition (financial or other) of the Trust, (iii) there has been no dividend or distribution paid or declared in respect of the Trust, and
        (iv) the Trust has not incurred any indebtedness for borrowed money.

(o) Each Fund will elect or has elected to be treated as a regulated investment company as defined in Section 851(a) of the Internal Revenue Code of 1986 for its first taxable year and will operate so as to qualify as such in its current and all subsequent taxable years.

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(p)     Except as stated or contemplated in any Prospectus or SAI, the Trust owns all of its assets free and clear in all material respects of all liens, security interests, pledges, mortgages, charges and other encumbrances or defects.

3.      Selection of Authorized Dealers; Other Services as Distributor.
        --------------------------------------------------------------

(a) With respect to each Class subject to a sales charge, the Distributor shall have the right on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, to make arrangements for (i) securities dealers (including bank-affiliated dealers) that are members in good standing of the NASD, (ii) foreign securities dealers which are not eligible for membership in the NASD who have agreed to comply as though they were NASD members with the provisions of Sections 2730, IM-2730, 2740, IM-2740, 2750 and IM-2750 of the Conduct Rules of the NASD and with
        Section 2420 thereof as that Section applies to a non-NASD member broker or dealer in a foreign country, or (iii) banks, as defined in Section 3(a)(6) of the Exchange Act, which are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, to solicit from the public orders to purchase Shares of the Funds. Such securities dealers and banks ("Authorized Dealers")
                                                          ------------------
        selected by you in accordance with dealer agreements with you ("Dealer
                                                                        ------
        Agreements") shall solicit such orders pursuant to their respective
        ----------
        Dealer Agreements. You will act only on your own behalf as principal in entering into each such Dealer Agreement. With respect to each Class that is not subject to a sales charge, you shall act as Principal Underwriter of such shares.

(b) You acknowledge that the only information provided to you by the Trust is that contained in each Registration Statement, Prospectus and SAI. Neither you nor any Authorized Dealer nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the relevant Registration Statement, Prospectus and SAI and any sales literature approved by appropriate representatives of the Trust. You may undertake or arrange for such advertising and promotion as you believe is reasonable in connection with the solicitation of orders to purchase Shares of a Fund; provided,
                                                                      --------
        however, that you will provide the Trust with and obtain the Trust's
        -------
        approval of copies of any advertising and promotional materials approved, produced or used by you prior to their use. You will file such materials with the Commission and the NASD as may be required by the Exchange Act and the Investment Company Act and the Rules and Regulations thereunder and by the rules of the NASD.

(c) You agree to perform such services as are described in each Registration Statement, Prospectus and SAI as to be performed by the Distributor including, without limitation, distributing Account Information Forms.

(d) All of your activities as distributor of the Shares of the Funds shall comply, in all material respects, with all applicable laws, Rules and Regulations, including, without limitation, all rules and regulations made or adopted by the Commission or by any securities association registered under the Exchange Act, including the NASD, as in effect from time to time.

4.      Offering by the Distributor.
        ---------------------------

(a) You will act as agent for the Trust in the distribution of Shares of the Funds and you agree to use your best efforts to offer and sell Shares of the Funds subject to a sales charge to the public at the public offering price as set forth in the relevant Prospectus, subject to any waivers or reductions of any applicable sales charges, dealer allowances and fees as you and each of the Authorized Dealers, if any, shall have agreed to in writing. You may also subscribe for Shares of a Fund as principals for resale to the public or for resale to Authorized Dealers. You shall devote reasonable time and effort to effect sales of Shares of the Funds, but you shall not be obligated to sell any specific number of Shares. Nothing contained herein shall prevent you from entering into like distribution arrangements with other investment companies.

(b) The Distributor is authorized to purchase Shares of any Fund presented to them by Authorized Dealers at the price determined in accordance with, and in the manner set forth in, the Prospectus for such Fund.

(c) Unless you are otherwise notified by the Trust, any right granted to you to accept orders for Shares of any Fund or to make sales on behalf of the Trust or to purchase Shares of any Fund for resale will not apply to
        (i) Shares issued in connection with the merger or consolidation of any other investment company with the Trust or its acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding securities of any such company, and (ii) Shares that may be offered by the Trust to shareholders by virtue of their being such shareholders.



5.      Compensation.
        ------------

(a) With respect to any Class which is sold to the public subject to a sales charge, you will be entitled to receive that portion of the sales charges applicable to sales of Shares of such Class and not reallocated to Authorized Dealers as set forth in the relevant Prospectus, subject to any waivers or reductions of such sales charges, if any, in accordance with Section 4 of this Agreement. In addition, you shall be
                                                     -------------------------
        entitled to receive the entire amount of any contingent deferred sales
        ----------------------------------------------------------------------
        charge imposed and paid by shareholders upon the redemption or
        --------------------------------------------------------------
        repurchase of Shares of any Class subject to such charges as set forth
        ----------------------------------------------------------------------
        in the relevant Prospectus, subject to any waivers or reductions of such
        ------------------------------------------------------------------------
        sales charges that may be disclosed in such Prospectus. With respect to
        ------------------------------------------------------
        any shares sold subject to a contingent deferred sales charge, such charge shall be payable in such amounts as disclosed in the applicable Prospectus as the same was in effect at the time of sale. The right to receive any contingent deferred sales charge granted hereunder shall apply to all shares sold during the term of this Agreement, and to the extent permitted by the Investment Company Act and other applicable laws, shall continue with respect to such shares notwithstanding termination of this Agreement. In connection with each transaction in which you are acting as an Authorized Dealer, you also will be entitled to that portion of the sales charges, if any, payable to an Authorized Dealer in such transaction.

(b) The Trust has entered into Plans of Distribution pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plans") with respect to certain classes of certain Funds. The Trust shall pay to you as distributor of such Classes the compensation pursuant to the Rule 12b-1 Plans as shall be set forth from time to time in the Prospectuses and SAIs and provided for under the Rule 12b-1 Plan.

(c) The amounts payable as compensation pursuant to this Section 5 shall be subject to the limitations in Section 2830 of the Conduct Rules of the NASD.

6.      Undertakings. The Trust agrees with you, for your benefit, that:
        ------------

(a) The Trust shall sell Shares of the Funds so long as it has such Shares available for sale and shall cause the transfer agent (the "Transfer
                                                                    --------
        Agent") to record on its books the ownership of such Shares registered
        -----
        in such names and amounts as you have requested in writing or other means, as promptly as practicable after receipt by the Trust of the payment therefor. The Trust will make such filings under the Investment Company Act with, and pay such fees to, the Commission as are necessary to register Shares of any Fund sold by you on behalf of the Trust. Prior to the termination of this Agreement, the Trust will not file any amendment to any Registration Statement or amendment or supplement to any Prospectus or SAI (whether pursuant to the Securities Act, the Investment Company Act, or otherwise) without prior notice to you; provided, however, that nothing contained in this Agreement shall in any
        --------  -------
        way limit the Trust's right to file such amendments to any Registration Statement, or amendments or supplements to any Prospectus or SAI as the Trust may deem advisable, such right being in all respects absolute and unconditional, it being understood that this proviso shall not relieve the Trust of its obligation to give prior notice of any such amendment or supplement to you. Subject to the foregoing sentence, if the filing of any Prospectus or SAI, as the case may be, contained in any Registration Statement at the relevant Effective Date, or any amendment or supplement thereto, is required under Rule 497, the Trust will cause such Prospectus or SAI, and any amendment or supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 497 within the time period prescribed and will, if requested, provide evidence satisfactory to you of such timely filing. The Trust will promptly advise you (i) when such Prospectus or SAI shall have been filed (if required) with the Commission pursuant to Rule 497, (ii) when, prior to termination of this Agreement, any amendment to any Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of any Registration Statement or amendment or supplement to any Prospectus or SAI or for any additional information relating to or that could affect disclosure in any of the foregoing,
        (iv) of the issuance by the Commission of any order suspending the effectiveness of any Registration Statement, or suspending the registration of the Trust under the Investment Company Act, or the institution or (to the best knowledge of the Trust) threatening of any proceeding for that purpose, and (v) of the receipt by the Trust of any notification with respect to the suspension of the qualification of the offer or sale of Shares of a Fund in any jurisdiction or the initiation or (to the best knowledge of the Trust) threatening of any proceeding for such purpose. The Trust will use its best efforts to prevent the issuance of any such order or suspension and, if issued, to obtain as soon as possible the withdrawal or suspension thereof.

(b) If, at any time when a Prospectus or SAI is required to be delivered under the Securities Act, any event occurs as a result of which such Prospectus or SAI would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend any Registration Statement or amend or supplement any Prospectus or SAI to comply with the Securities Act, the Investment Company Act or the Rules and Regulations thereunder, the Trust will notify you promptly of any such circumstance and promptly will prepare and file with the Commission, subject to the third sentence of Section 6(a), an amendment or supplement which will correct such statement or omission or effect such compliance.

(c) As soon as practicable (giving effect to the normal periodic reporting requirements under the Investment Company Act and the Rules and Regulations thereunder), the Trust will make generally available to its shareholders and, subject to Section 8 of this Agreement, to you (with sufficient copies for the Authorized Dealers), a report containing the financial statements required to be included in such reports under
        Section 30(d) of the Investment Company Act and Rule 30d-1 thereunder.

(d) Subject to Section 8 of this Agreement, the Trust will furnish to you as many conformed copies of the Registration Statements including exhibits thereto, on each Effective Date, as you may reasonably request for yourself and for delivery to the Authorized Dealers and, so long as delivery of a Prospectus or SAI by you or any Authorized Dealer may be required by law, the number of copies of each Prospectus and each SAI as you may reasonably request for yourself and for delivery to the Authorized Dealers.

(e) To the extent required by applicable state law, the Trust will use its best efforts to arrange for the qualification of an appropriate number of the Shares of the Funds for sale under the laws of such of the 50 states of the United States, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam, and such other jurisdiction as you and the Trust may approve, and will maintain such qualifications in effect as long as may be reasonably requested by you, provided that the Trust shall not be required in connection herewith or as a condition hereto to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction. You shall furnish such information and other material relating to your affairs and activities as may be required by the Trust in connection with such qualifications.

(f) The Trust shall keep you fully informed with respect to its affairs and, subject to Section 8 of this Agreement, the Trust, if so requested, will furnish to you, as soon as they are available (with sufficient copies for the Authorized Dealers), copies of all reports, communications and financial statements sent by the Trust to its shareholders or filed by, or on behalf of, the Trust with the Commission.


(g) The Trust agrees that on each date the Trust is required to file with the Commission a notice under paragraph (b)(1) of Rule 24f-2 under the Investment Company Act, the Trust, if so requested, shall furnish to you a copy of the opinion of counsel for the Trust required by such Rule to the effect that the Shares covered by the notice were legally issued, fully paid and nonassessable. The Trust further agrees that if, in connection with the filing of any post-effective amendment to any Registration Statement after the date of this Agreement:

    (i) a change is made to the statements under the caption "Shares of the Fund" in any Prospectus or SAI that is deemed material by you, the Trust, if so requested, shall furnish to you an opinion of counsel for the Trust, dated the date of such post-effective amendment, to the effect of paragraph 2 (to the extent it relates to the description of the Shares);

   (ii) the Fund Agreements are amended or modified in any manner, the Trust, if so requested, shall furnish to you an opinion of counsel for the Trust, dated the date of such post-effective amendment; or

  (iii) any change is made to the statements under the caption "Taxation" in any Prospectus or SAI, the Trust, if so requested, shall furnish to you an opinion of counsel for the Trust, dated the date of such post-effective amendment.

        Any opinion or statement furnished pursuant to this Section 6(g) shall be modified as necessary to relate to this Agreement and the Fund Agreements and the Rules and Regulations as then in effect and shall state that the Authorized Dealers may rely on it.

(h) The Trust, if so requested, shall furnish to you on each subsequent Effective Date with respect to an amendment of a Registration Statement which first includes certified financial statements for the preceding fiscal year, in respect of a Fund, a copy of the report of the Trust's independent public accountants with respect to the financial statements and selected per share data and ratios relating to such Fund, addressed to you. The Trust further agrees that the Trust, if so requested, shall furnish to you (i) on each date on which the Trust, pursuant to the preceding sentence, furnishes to you a report of its independent public accountants, a certificate of its treasurer or assistant treasurer in a form reasonably satisfactory to you describing in reasonable detail how the figures included under the captions "Portfolio Transactions" and "Performance Information" (or similar captions) in the Prospectus or SAI of such Fund and the figures relating to the aggregate amounts of remuneration paid to officers, trustees and members of the advisory board and affiliated persons thereof (as required by Section 30(d)(5) of the Investment Company Act) were calculated and confirming that such calculations are in conformity with the Rules and Regulations under the Investment Company Act and (ii) on each date the Trust files with the Commission the Trust's required semi-annual financial statements, a certificate of its treasurer or assistant treasurer in a form reasonably satisfactory to you, describing the manner in which such financial statements were prepared and confirming that such financial statements have been prepared in conformity with the Rules and Regulations under the Investment Company Act.

7.      Conditions to Your Obligations as Distributor and Principal Underwriter.
        -----------------------------------------------------------------------
        Your obligations as distributor of the Shares of the Funds shall be subject to the accuracy of the representations and warranties on the part of the Trust contained herein as of the dates when made or deemed to have been made, to the accuracy in all material respects of the statements made in any certificates, letters or opinions delivered pursuant to the provisions of Sections 6 or 7 of this Agreement, to the performance by the Trust of its obligations hereunder and to the following additional conditions:


(a) If filing of any Prospectus or SAI, or any amendment or supplement to any Prospectus or SAI, or any other document is required pursuant to any applicable provision of Rule 497, such Prospectus or SAI, or any such amendment or supplement and other document will be filed in the manner and within the time period required by the applicable provision of Rule 497; and no order suspending the effectiveness of the amendment shall have been issued and no proceedings for that purpose shall have been instituted or, to the best knowledge of the Trust, threatened and the Trust shall have complied with any request of the Commission for additional information (to be included in the relevant Registration Statement, Prospectus, SAI or as the Commission otherwise shall have requested).

(b) At the Initial Acceptance Date with respect to each Fund, you shall have received from counsel to the Distributors, if so requested, such opinion or opinions, dated the Initial Acceptance Date, with respect to the issuance and sale of the Shares, the relevant Registration Statement, Prospectus and SAI and other related matters as you may reasonably require, and the Trust shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. Each such opinion shall state that the Authorized Dealers may rely on it.

(c) There shall not have been any change, or any development involving a prospective change, in or affecting the Trust the effect of which in any case is, in your good faith judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering of Shares of the Funds as contemplated by this Agreement.

(d) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration of a national emergency or war if the effect of any such event specified in this Clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares of a Fund on the terms and in the manner contemplated in any Prospectus.

(e) The Trust shall have furnished to you such further information, certificates and documents as you may have reasonably requested.

        If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, certificates or letters mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you, this Agreement and all your obligations hereunder may be cancelled by you. In the event of such cancellation, the Trust shall remain liable for the expenses set forth in Section 8.

8.      Expenses.
        --------

(a) The Trust will pay (or will enter into arrangements providing that parties other than you will pay) all fees and expenses:

        (1) in connection with the preparation, setting in type and filing of the Registration Statements (including Prospectuses and SAIs) under the Securities Act or the Investment Company Act, or both, and any amendments or supplements thereto that may be made from time to time;

        (2) in connection with the registration and qualification of Shares of the Funds for sale in the various jurisdictions in which it is determined to be advisable to qualify such Shares of the Funds for sale (including registering the Trust as a broker or dealer or any officer of the Trust or other person as agent or salesman of the Trust in any such jurisdictions);

        (3) of preparing, setting in type, printing and mailing any notice, proxy statement, report, Prospectus, SAI or other communication to shareholders in their capacity as such;

        (4) of preparing, setting in type, printing and mailing Prospectuses annually, and any supplements thereto, to existing shareholders;

        (5) in connection with the issue and transfer of Shares of the Funds resulting from the acceptance by you of orders to purchase Shares of the Funds placed with you by investors, including the expenses of printing and mailing confirmations of such purchase orders and the expenses of printing and mailing a Prospectus included with the confirmation of such orders and, if requested by the purchaser, an SAI;

        (6)     of any issue taxes or any initial transfer taxes;

        (7) of WATS (or equivalent) telephone lines other than the portion allocated to you in this Section 8;

        (8) of wiring funds in payment of Share purchases or in satisfaction of redemption or repurchase requests, unless such expenses are paid for by the investor or shareholder who initiates the transaction;

        (9) of the cost of printing and postage of business reply envelopes sent to shareholders;

        (10) of one of more CRT terminals connected with the computer facilities of the Transfer Agent other than the portion allocated to you in this Section 8;

        (11) permitted to be paid or assumed by any Fund or Funds or any Class thereof pursuant to (a) a Rule 12b-1 Plan adopted by such Fund or Funds in conformity with the requirements of Rule 12b-1 under the Investment Company Act ("Rule 12b-1") or any successor
                                                   ----------
                rule, notwithstanding any other provision to the contrary herein or (b) any other plan adopted by a Fund providing for account administration or shareholder liaison services (a "Service Plan");

        (12) of the expense of setting in type, printing and postage of any periodic newsletter to shareholders other than the portion allocated to you in this Section 8; and

        (13) of the salaries and overhead of persons employed by you as shareholder representatives other than the portion allocated to you in this Section 8.

(b) Except as provided in any Rule 12b-1 Plan or Service Plan, you shall pay or arrange for the payment of all fees and expenses:

        (1) of printing and distributing any Prospectuses or reports prepared for your use in connection with the offering of Shares of the Funds to the public;

        (2) of preparing, setting in type, printing and mailing any other literature used by you in connection with the offering of Shares of the Funds to the public;

        (3) of advertising in connection with the offering of Shares of the Funds to the public;

        (4) incurred in connection with your registration as a broker or dealer or the registration or qualification of your officers, partners, directors, agents or representatives under Federal and state laws;

        (5) of that portion of WATS (or equivalent) telephone lines allocated to you on the basis of use by investors (but not shareholders) who request information or Prospectuses;

        (6) of that portion of the expense of setting in type, printing and postage of any periodic newsletter to shareholders attributable to promotional material included in such newsletter at your request concerning investment companies other than the Trust or concerning the Trust to the extent you are required to assume the expense thereof pursuant to this Section 8, except such material which is limited to information, such as listings of other investment companies and their investment objectives, given in connection with the exchange privilege as from time to time described in the Prospectuses;

        (7) of that portion of the salaries and overhead of persons employed by you as shareholder representatives attributable to the time spent by such persons in responding to requests from investors, but not shareholders, for information about the Trust;

        (8) of any activity which is primarily intended to result in the sale of Shares of any Class of a Fund, unless a 12b-1 Plan shall be in effect which provides that shares of such Classes shall bear some or all of such expenses, in which case such Class shall bear such expenses in accordance with such Plan; and

        (9) of that portion of one or more CRT terminals connected with the computer facilities of the Transfer Agent attributable to your use of such terminal(s) to gain access to such of the Transfer Agent's records as also serve as your records.

        Expenses which are to be allocated between you and the Trust shall be allocated pursuant to reasonable procedures or formulae mutually agreed upon from time to time, which procedures or formulae shall to the extent practicable reflect studies of relevant empirical data.

9.      Indemnification and Contribution.
        --------------------------------

(a) The Trust will indemnify you and hold you harmless against any losses, claims, damages or liabilities, to which you may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Registration Statement, Prospectus, or SAI or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim; provided,
                                                                  --------
        however, that the Trust shall not be liable in any such case to the
        -------
        extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, any Preliminary Prospectus, or any Prospectus or SAI in reliance upon and in conformity with written information furnished to the Trust by you expressly for use therein.

(b) You will indemnify and hold harmless the Trust against any losses, claims, damages or liabilities to which the Trust may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Preliminary Prospectus, or any Prospectus or SAI, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Preliminary Prospectus, or any Prospectus or SAI in reliance upon and in conformity with written information furnished to the Trust by you expressly for use therein; and will reimburse the Trust for any legal or other expenses reasonably incurred by the Trust in connection with investigating or defending any such action or claim.

(c)     Promptly after receipt by an indemnified party under subsection (a) or
        (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party under subsection
        (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust on the one hand and you on the other from the offering of the Shares of the Fund or Funds in respect of which such losses, claims, damages or liabilities (or actions in respect thereof) arose. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relative equitable considerations. The relative benefits received by the Trust on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares of the relevant Funds (before deducting expenses) received by the Trust bear to the total compensation received by you in selling Shares of such Funds under this Agreement, including any sales charge as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust and you agree that it would not be just and equitable if the contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares of the relevant Funds sold by you and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Trust under this Section 9 shall be in addition to any liability which the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Securities Act; and your obligations under this Section 9 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each trustee or officer of the Trust (including any person who, with his consent, is named in the relevant Registration Statement as about to become a trustee of the Trust) and to each person, if any, who controls the Trust within the meaning of the Securities Act.

(f) It is understood, however, that nothing in this paragraph 9 shall protect any indemnified party against, or entitle any indemnified party to indemnification against, or contribution with respect to, any liability to the Trust or its shareholders to which such indemnified party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement, or otherwise to an extent or in a manner that is inconsistent with
        Section 17(i) of the Investment Company Act.

10.     Term.
        ----

(a) This Agreement shall commence on the date first set forth above and continue in effect until June 30, 1998 and then for successive annual periods after June 30, 1998, provided such continuance is specifically approved at least annually by (i) the Trustees of the Trust or (ii) a vote of a majority (as defined in the Investment Company Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of the Trust or any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The Trust authorizes, if and when you so determine, you to assign to a third party any payments with respect to one or more Classes of Shares that you are entitled to receive for your services hereunder, including any payments of initial or deferred sales charges or payments in accordance with a Rule 12b-1 or Service Plan so long as such Plan is in effect, free and clear of any offset, defense or counterclaim the Trust may have against you and except to the extent that any change or modification after the date hereof of (x) the provisions of the Investment Company Act, the Rules and Regulations thereunder or other applicable law or (y) any interpretation of the Investment Company Act, the Rules and Regulations thereunder or other applicable law shall restrict your right to make such transfer free and clear of any offset, defense or counterclaim.

(b) The sale of Shares of the Funds in accordance with the terms of this Agreement shall be subject to termination or suspension in the absolute discretion of the Trust, by notice given to you as set forth in Section 12 hereof.

(c) This Agreement will terminate automatically in the event of its assignment (as defined in the Investment Company Act). In addition, this Agreement may be terminated by the Trust at any time with respect to any Class of its Shares, without the payment of any penalty, by vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of the Trust or by a vote of a majority of the outstanding voting securities of such Class on 60 days' written notice.

11.     Representation and Indemnities to Survive. The respective agreements,
        -----------------------------------------
        representations, warranties, indemnities and other statements of the Trust and you set forth in or made pursuant to this Agreement will, to the extent permitted by applicable law, remain in full force and effect, regardless of any investigation made by or on behalf of you, any Authorized Dealer or the Trust, or any of the controlling persons referred to in Section 9 hereof, and will survive the offer of the Shares of the Funds. The provisions of Section 8, 9 and 11 hereof and your right to receive any contingent deferred sale charges shall, to the extent permitted by applicable law, survive the termination or cancellation of this Agreement.

12.     Notices. All communications hereunder will be in writing and effective
        -------
        only on receipt, and, if sent to you, mailed, delivered or telegraphed and confirmed to you at Goldman, Sachs & Co., 85 Broad Street, York, New York 10004, Attention: Registration Department (Distributors - Goldman Sachs Funds) or, if sent to the Trust, mailed, delivered or telegraphed and confirmed to it at Goldman Sachs Trust, 4900 Sears Tower, Chicago, Ill. 60606, Attention: Secretary.

13.     Affiliates. The Trust recognizes that your partners, officers and
        ----------
        employees may from time to time serve as directors, trustees, officers and employees of corporations and business entities (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with other corporations and business entities.

14.     Successors. This Agreement will inure to the benefit of and be binding
        ----------
        upon the parties hereto and their respective successors and, to the extent set forth herein, each of the officers, trustees and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.     Applicable Law. This Agreement will be governed by and construed in
        --------------
        accordance with the laws of the State of New York.

16.     Miscellaneous. The captions in this Agreement are included for
        -------------
        convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        The name "Goldman Sachs Trust" is the designation of the Trustees for the time being under a Declaration of Trust dated January 28, 1997, as amended from time to time, and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. No series of the Trust shall be liable for any claims against any other series of the Trust.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between you and the Trust, and, to the extent set forth herein, shall be for the benefit of each Authorized Dealer.


                                       Very truly yours,

                                       GOLDMAN SACHS TRUST



                                       By: /s/ Douglas C. Grip
                                          --------------------------------------
                                       Name:   Douglas C. Grip
                                       Title:  President of the Trust



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.


/s/ David B. Ford
-----------------------------
(Goldman, Sachs & Co.)

                                    EXHIBIT A
                                    ---------

Series ("Funds") of GOLDMAN SACHS TRUST, a Delaware business trust (the "Trust")
--------------------------------------------------------------------------------


GOLDMAN SACHS FIXED INCOME FUNDS:
---------------------------------

         Goldman Sachs Adjustable Rate Government Fund
         Goldman Sachs Core Fixed Income Fund
         Goldman Sachs Global Income Fund
         Goldman Sachs Government Income Fund
         Goldman Sachs Municipal Income Fund
         Goldman Sachs Short Duration Tax-Free Fund
         Goldman Sachs Short Duration Government Fund
         Goldman Sachs High Yield Fund

GOLDMAN SACHS EQUITY FUNDS:
---------------------------

         Goldman Sachs Balanced Fund
         Goldman Sachs CORE Large Cap Growth Fund
         Goldman Sachs CORE U.S. Equity Fund
         Goldman Sachs CORE Small Cap Equity Fund
         Goldman Sachs CORE International Equity Fund
         Goldman Sachs CORE Large Cap Value Fund
         Goldman Sachs Growth and Income Fund
         Goldman Sachs Capital Growth Fund
         Goldman Sachs International Equity Fund
         Goldman Sachs Small Cap Value Fund
         Goldman Sachs Asia Growth Fund
         Goldman Sachs Emerging Markets Equity Fund
         Goldman Sachs Mid-Cap Equity Fund
         Goldman Sachs Real Estate Securities Fund
         Goldman Sachs International Small Cap Fund
         Goldman Sachs Japanese Equity Fund
         Goldman Sachs European Equity Fund
         Goldman Sachs Strategic Growth Fund
         Goldman Sachs Growth Opportunities Fund
         Goldman Sachs Internet Toll-Keeper Fund

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
-----------------------------------------

         Goldman Sachs Growth Strategy Portfolio
         Goldman Sachs Aggressive Growth Strategy Portfolio
         Goldman Sachs Balanced Strategy Portfolio
         Goldman Sachs Growth and Income Strategy Portfolio
         Goldman Sachs Conservative Strategy Portfolio

GOLDMAN SACHS MONEY MARKET FUNDS:
---------------------------------

         Goldman Sachs-Institutional Liquid Assets Portfolios:
         -----------------------------------------------------
              Prime Obligations Portfolio
              Government Portfolio
              Treasury Obligations Portfolio
              Federal Portfolio
              Money Market Portfolio
              Treasury Instruments Portfolio
              Tax-Exempt Diversified Portfolio
              Tax-Exempt California Portfolio
              Tax-Exempt New York Portfolio

Financial Square Funds:
-----------------------
              Prime Obligations Fund
              Government Fund
              Treasury Obligations Fund
              Money Market Fund
              Tax-Free Money Market Fund
              Federal Fund
              Treasury Instruments Fund
              Municipal Money Market Fund
              Premium Money Market Fund